Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Acquires Dynamic Sealing Technologies
Expands Flow Control Segment with Fluid Rotary Union Manufacturer

WESTFORD, Mass., June 3, 2024 – Kadant Inc. (NYSE: KAI) today announced it has completed the acquisition of Dynamic Sealing Technologies LLC and affiliates (“DSTI”) for approximately $55 million in cash, subject to certain customary adjustments. The acquisition was financed through borrowings under Kadant's revolving credit facility.

DSTI is a leader in engineered fluid sealing and transfer solutions for rotating applications. The company specializes in the design, manufacture, and integration of fluid rotary unions, electrical slip rings, and value-added products used to transfer hydraulic fluid, water, air, and other liquids and gases in a variety of industrial processes. With its primary operations in Andover, Minnesota, the company employs approximately 90 people, serving customers in numerous industries including defense, energy, medical, and factory automation. DSTI had revenue of approximately $25 million for the trailing twelve months ended March 31, 2024 and will become part of Kadant’s Flow Control reporting segment.

“We are pleased to welcome our colleagues from DSTI to the Kadant family,” said Jeffrey L. Powell, president and chief executive officer of Kadant. “We have known and respected DSTI for nearly two decades and are honored that they are now a part of Kadant. The company’s custom engineered rotary unions and related products are highly complementary to our existing product portfolio and this acquisition serves to extend our presence in a number of adjacent industries.”

Jeffrey S. Meister, president of DSTI, commented, “Since our founding in 2002, we have strived to be at the forefront in high-performance, custom fluid sealing solutions for the world's most challenging applications. In the years ahead, as a part of Kadant, we look forward to continuing our work to deliver exceptional products built by exceptional people.”

Conference Call
Kadant will hold a conference call and webcast on Tuesday, June 4, 2024 at 11:00 a.m. eastern time to discuss the acquisition. To listen to the call and view the webcast, go to the “Investors” section of the Company’s website at www.kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register.vevent.com/register/BIc7f9fef358d9420a93ee8579a710a048 or selecting the Q&A link on our website to receive a dial-in number and unique pin. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on the Company’s website through July 5, 2024.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,500 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Kadant Acquires DSTI (cont.) June 3, 2024
Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the financial and operating performance of DSTI, the benefits of the acquisition of DSTI (the “Acquisition”), and the expected future business and financial performance of DSTI and Kadant. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in Kadant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to Kadant's ability to successfully integrate DSTI and its operations and employees and realize anticipated benefits from the Acquisition; unanticipated disruptions to the business, general and regional economic conditions, and the future performance of DSTI; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the Acquisition; competitive, investor or customer responses to the Acquisition; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the Acquisition; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes to tax laws and regulations; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

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